                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-28007 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34621 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34623 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-92193 of Sotheby's Holdings, Inc. on Form S-8, and Registration Statement No. 333-55995 of Sotheby's Holdings, Inc. on Form S-3 of our reports dated February 18, 2002, appearing in Item 8 "Financial Statements and Supplementary Data" in this annual report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 2001.


/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York

March 12, 2002